UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2019

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.01 par value per share	AMRH	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	AMRHW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported on Form 8-K, on October 29, 2019, Ameri Holdings, Inc. (the “Company”) adjourned its 2019 Annual Meeting of Stockholders (the “Meeting”) to November 8, 2019.

As of September 19, 2019, the record date for the Meeting, there were 62,820,789 shares of our common stock outstanding.

At the Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

1. To elect the four (4) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Srinidhi “Dev” Devanur	26,026,865	1,765,096	15,110,365
Dimitrios J. Angelis	26,310,311	1,481,650	15,110,365
Thoranath Sukumaran	26,454,001	1,337,960	15,110,365
Carmo Martella	26,195,364	1,596,597	15,110,365

2. To ratify the appointment of Ram Associates as the Company’s independent auditors for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Votes Abstained
40,887,619	1,361,930	652,777

3. To authorize an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock at a specific ratio, within a range of 1-for-5 and 1-for-25, to be determined by the Company’s Board of Directors in its sole discretion and effected, if at all, within one year of the date the proposal is approved by stockholders.

Votes For	Votes Against	Votes Abstained
35,343,612	6,196,900	790,058

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2019	AMERI HOLDINGS, INC.

	By:	/s/ Barry Kostiner
Name: Barry Kostiner
Title: Chief Financial Officer